UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2019

NEW JERSEY RESOURCES CORPORATION
(Exact Name of registrant as specified in its charter)

New Jersey	001-08359	22-2376465
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

1415 Wyckoff Road
Wall, New Jersey		07719
(Address of Principal Executive Offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 7, 2019, New Jersey Resources Corporation (“NJR”) completed the sale of its remaining 117 megawatt (MW) wind portfolio, consisting of four wind farms (the “Sale”), owned by NJR’s indirect wholly owned subsidiary, NJR Clean Energy Ventures II Corporation (“NJR CEV II”). Specifically,

(i)	Alexander Wind Farm, LLC, which owns a 50.7 megawatt wind power generation facility, located in Rush County, Kansas;
(ii)	Carroll Area Wind Farm, LLC, which owns a 20 megawatt wind power generation facility located in Carroll County, Iowa;
(iii)	Medicine Bow Wind, LLC, which owns a 6.4 megawatt wind power generation facility, located in Carbon County, Wyoming; and
(iv)	Ringer Hill Wind, LLC, which owns a 39.9 megawatt wind power generation facility, located in Somerset County, Pennsylvania.

The Sale was made pursuant to a Membership Interest Purchase Agreement (the “MIPA”), dated November 21, 2018, between NJR CEV II and SRIV Partnership LLC (“Buyer”), a subsidiary of Skyline Renewables LLC, a partnership between Ardian Infrastructure Partners and Transatlantic Power Holdings to build a renewable platform based in the United States. The purchase price paid by the Buyer was approximately $208.6 million in cash, subject to a post-closing working capital adjustment.

The foregoing description of the MIPA is qualified in its entirety by reference to the MIPA, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on November 21, 2018, and is incorporated into this report by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: February 11, 2019
	By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and
Chief Financial Officer